UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4119	13-1860817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.40 per share	NUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2025, Nucor Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), for the sale of $500,000,000 aggregate principal amount of the Company’s 4.650% Notes due 2030 (the “2030 Notes”) and $500,000,000 aggregate principal amount of the Company’s 5.100% Notes due 2035 (the “2035 Notes” and, together with the 2030 Notes, the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-274169) filed with the Securities and Exchange Commission (the “SEC”) on August 23, 2023. The Underwriting Agreement contains customary representations, warranties and covenants by the Company, indemnification and contribution obligations and other customary terms and conditions. On March 5, 2025, the Company completed the issuance and sale of the Notes and received net proceeds, after expenses and the underwriting discount, of approximately $988.2 million.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. In particular, the affiliates of some of the Underwriters are participants in the Company’s unsecured revolving credit facility described in the Company’s filings with the SEC. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. Further, U.S. Bancorp Investments, Inc., one of the Underwriters, is an affiliate of U.S. Bank Trust Company, National Association, the trustee under the Indenture (as defined below) that governs the Notes.

The foregoing summary of the Underwriting Agreement described above does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

The information set forth under Item 2.03 is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Notes are governed by, and the Company issued the Notes pursuant to, the terms of an indenture, dated as of August 19, 2014 (the “Original Indenture”), as amended or supplemented by a first supplemental indenture, dated as of April 26, 2018, as further amended or supplemented by a second supplemental indenture, dated as of May 22, 2020, as further amended or supplemented by a third supplemental indenture, dated as of December 7, 2020, as further amended or supplemented by a fourth supplemental indenture, dated as of March 11, 2022, as further amended or supplemented by a fifth supplemental indenture, dated as of May 23, 2022, and as further amended or supplemented by a sixth supplemental indenture, dated as of March 5, 2025 (the “Sixth Supplemental Indenture”), in each case, between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee (the “Trustee”) (collectively, the “Indenture”).

The Notes are the Company’s senior unsecured obligations and rank equally with the Company’s existing and future senior unsecured indebtedness. The Notes will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and liabilities of the Company’s subsidiaries.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its Restricted Subsidiaries (as defined in the Sixth Supplemental Indenture) to secure indebtedness with a security interest on certain property or stock or to engage in certain sale and leaseback transactions with respect to certain properties. Each series of the Notes is a new issue of securities with no established trading market. The Company does not intend to apply for the listing of any series of the Notes on any securities exchange or for quotation of such Notes on any automated dealer quotation system.

The 2030 Notes will mature on June 1, 2030 and the 2035 Notes will mature on June 1, 2035, in each case, unless earlier redeemed or repurchased by the Company. The 2030 Notes will bear interest at a rate of 4.650% per annum and the 2035 Notes will bear interest at a rate of 5.100% per annum. The Company will pay interest on the Notes semi-annually in arrears on June 1 and December 1 of each year, commencing December 1, 2025. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Payments of principal and interest to owners of book-entry interests are expected to be made in accordance with the procedures of The Depository Trust Company and its participants in effect from time to time.

At any time prior to May 1, 2030 with respect to the 2030 Notes (one month prior to the maturity date of the 2030 Notes) and March 1, 2035 with respect to the 2035 Notes (three months prior to the maturity date of the 2035 Notes) (each a “Par Call Date”), the Notes will be redeemable, in whole or in part, at any time or from time to time, at the Company’s option, at a redemption price equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on their respective Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Sixth Supplemental Indenture) plus the applicable premium specified in the Sixth Supplemental Indenture, in each case less (b) interest accrued to, but excluding, the date of redemption, and (ii) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after May 1, 2030 with respect to the 2030 Notes (one month prior to the maturity date of the 2030 Notes) and March 1, 2035 with respect to the 2035 Notes (three months prior to the maturity date of the 2035 Notes), the Notes will be redeemable, in whole or in part, at any time or from time to time, at the Company’s option, at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, to, but excluding, the redemption date.

In addition, upon a Change of Control Triggering Event (as defined in the Sixth Supplemental Indenture), holders of the Notes may require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, on such Notes, to, but excluding, the purchase date (unless a notice of redemption has been delivered within 30 days after such Change of Control Triggering Event stating that all of the Notes will be redeemed).

The disclosure required by this Item 2.03 and included in Item 1.01 above is incorporated by reference. The summaries of documents described above do not purport to be complete and such descriptions incorporated herein are qualified in their entirety by reference to the Indenture and the forms of global notes which are included in Exhibit 4.1 filed herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated March 3, 2025, among Nucor Corporation and BofA Securities, Inc., J.P. Morgan Securities LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1	Sixth Supplemental Indenture, dated as of March 5, 2025, between Nucor Corporation and U.S. Bank Trust Company, National Association, as trustee

4.2	Form of 4.650% Notes due 2030 (included in Exhibit 4.1)

4.3	Form of 5.100% Notes due 2035 (included in Exhibit 4.1)

5.1	Opinion of Moore & Van Allen PLLC

23.1	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

104	Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL (included in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: March 5, 2025	By:	/s/ Stephen D. Laxton
Stephen D. Laxton
Chief Financial Officer and Executive Vice President